Exhibit 4.6

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

AMENDED AND RESTATED WARRANT TO PURCHASE SHARES OF

SERIES D PREFERRED STOCK

of

NANOSTRING TECHNOLOGIES, INC.

Void after the date specified in Section 8

Original Issue Date: [            ]

Warrant No. [    ]

THIS CERTIFIES THAT, for value received, [            ] (the “Original Holder”), or its registered assigns (together with the Original Holder, the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from NanoString Technologies, Inc., a Delaware corporation (the “Company”), Shares (as defined below) in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant amends and restates the terms of the Warrant issued on [            ] (the “Original Warrant”) pursuant to Note and Warrant Purchase Agreement dated as of June 23, 2011 by and among the Company, the Original Holder and the other Investors (as defined therein) (the “Bridge Purchase Agreement”) in connection with the Company’s sale and issuance of a Subordinated Convertible Promissory Note of even date therewith to the Original Holder (the “Note”) in the aggregate principal amount of [            ] (the “Note Principal Amount”) at a First Tranche Closing (as defined in the Bridge Purchase Agreement) pursuant to the terms of the Bridge Purchase Agreement. By accepting this Warrant, the Holder hereby agrees to surrender to the Company for cancellation the Original Warrant or at the request of the Company to execute an instrument of cancellation in form and substance acceptable to the Company. Holder and the Company hereby acknowledge and agree that upon the issuance of this Warrant, the Original Warrant shall be amended and restated and all of the Company’s obligations under such Original Warrant shall be discharged and released in full without any further action on the part of the Company or Holder. This Warrant together with all warrants originally issued pursuant to the Bridge Purchase Agreement and all other warrants to purchase shares of Series D Preferred Stock issued pursuant to the Series D Preferred Stock and Warrant Purchase Agreement dated November 1, 2011 (the “Series D Purchase Agreement”) are referred to herein as the “Warrants.”

The Holder of this Warrant is subject to certain restrictions set forth in, among other agreements, (i) the Series D Purchase Agreement, (ii) the Amended and Restated Investors’ Rights Agreement dated as of

November 1, 2011 by and among the Company and the other parties named therein (the “Investors’ Rights Agreement”), (iii) the Amended and Restated Voting Agreement dated as of November 1, 2011 by and among the Company and the other parties named therein (the “Voting Agreement”) and (v) the Amended and Restated 2007 Right of First Refusal and Co-Sale Agreement dated as of November 1, 2011, by and among the Company and the other parties named therein (the “ROFR and Co-Sale Agreement” and together with the Investors’ Rights Agreement and the Voting Agreement, the “Financing Agreements”).

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Definition of Shares. “Shares” shall mean shares of the Company’s Series D Preferred Stock.

(b) Number of Shares. Subject to any previous exercise of the Warrant and prior to or in connection with the expiration of this Warrant as provided in Section 8, the Holder shall have the right to purchase up to [            ] Shares (as adjusted pursuant to Section 6 hereof).

(c) Exercise Price. The exercise price per Share shall be equal to $0.2640, in either case subject to adjustment pursuant hereto (the “Exercise Price”).

(d) Exercise Period. This Warrant shall be exercisable, in whole or in part, as of November 1, 2011, and this Warrant shall remain exercisable, in whole or in part, until the expiration of this Warrant as set forth in Section 8.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by (a) wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company; (b) surrender and cancellation of promissory notes or other instruments representing indebtedness of the Company to the Holder; or (c) a combination of (a) and (b).

(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 2(a)(ii), if the fair market value of one Share is greater than the Exercise Price (at the date of calculation as set forth below), the Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share at the date of such calculation shall be determined by the Board of Directors of the Company, acting in good faith (with such determination being made either prior to, contemporaneously with or subsequent to the date of such calculation); provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of (x) the average of the closing bid and asked prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of Shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the Notice of Exercise.

(f) Automatic Exercise. If the Holder of this Warrant has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 8(b), then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 2(b) effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of Shares, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

(g) Reservation of Stock. The Company agrees during the period the rights under this Warrant are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Series D Preferred Stock for the purpose of effecting the exercise of this Warrant such number of Shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued Shares (and shares of common stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, then, without limitation of such other remedies as may be available to the Holder, the Company will use all reasonable efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued Shares (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section (f), title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

(f) Minimum Transfer. This Warrant may not be transferred in part or in whole without the prior consent of the Company unless such transfer is to a transferee (A) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of the Original Holder (such person, an “Affiliated Person”), (B) that is an affiliated fund or entity of the Original Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (C) who is the Original Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law, or sister in law (such a relation, “Immediate Family Member”, which term shall include adoptive relationships), or (D) that is a trust for the benefit of an individual Original Holder or such Original Holder’s Immediate Family Member (a “Family Trust”).

5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. Subject to Section 4(f) and 5(c), this Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (exercisable at the discretion of the its Board of Directors), and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of common stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws.

(b) The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until:

(i) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in (1) this Warrant, (2) the Bridge Purchase Agreement and (3) the Financing Agreements, and

(ii) either

(1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(2) (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company for purposes of compliance with all applicable federal and state securities laws, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with either (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(c) Permitted Transfers. Permitted transfers include any transfer by Holder to a person that is such Holder’s Affiliated Person, Affiliated Fund, Immediate Family Member or Family Trust; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition and shall otherwise comply with all terms and conditions of the Bridge Purchase Agreement and the Financing Agreements, including Section 5(b) hereof.

(d) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(e) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with such legends as provided in the Financing Agreements and a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED HEREBY.

(f) Market Stand-off Legend. The Shares and common stock issued upon exercise hereof or conversion thereof shall also be stamped or imprinted with such legends as provided in the Financing Agreements and a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT PURSUANT TO WHICH THESE SHARES WERE ISSUED), A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

(g) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(h) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(e) stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of the securities issuable upon exercise of this Warrant are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of the securities issuable upon exercise of this Warrant are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Redemption. In the event that all of the outstanding shares of the securities issuable upon exercise of this Warrant are redeemed in accordance with the Company’s Certificate of Incorporation, this Warrant shall thereafter be exercisable for a number of shares of the Company’s common stock equal to the number of shares of common stock that would have been received if this Warrant had been exercised in full immediately prior to such redemption and the preferred stock received thereupon had been simultaneously converted into common stock.

(e) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the voluntary liquidation, dissolution or winding up of the Company; or

(b) any transaction resulting in the expiration of this Warrant pursuant to Section 8(b).

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the expected effective date of any such event specified in clause (a) or (b), as applicable.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the holders of Warrants representing not less than sixty five percent (65%) of the Shares issuable upon exercise of any and all outstanding Warrants (the “Majority Holders”).

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earliest of:

(a) 5:00 p.m., Pacific time, on November 1, 2018; and

(b) the closing of a transaction or series of related transactions to which the Company is a party that would comprise a Liquidation Transaction (as defined in the Company’s Fifth Amended and Restated Certificate of Incorporation, as such may be amended from time to time).

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10. Market Stand-off. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such initial public offering of the Company’s securities, Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time, not to exceed 180 days (or such other period not to exceed an additional 18 days as may be requested by the Company or such managing underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), from the effective date of such registration as may be requested by the Company or such managing underwriters (provided that all directors, officers, and two percent (2%) or greater stockholders are subject to the same restrictions) and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. The obligations described in this Section shall apply only if all officers and directors of the Company and all two percent security holders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 5(f) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.

11. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d) Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Access to Data. The Holder acknowledges that the Company has given Holder access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Holder, and has furnished Holder with all documents and other information required for Holder to make an informed decision with respect to the purchase of the Warrants.

(f) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h) Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k) Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l) Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

12. Miscellaneous.

(a) Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by (A) the Company and (B) the Majority Holders, which Majority Holders does not need to include the consent of the Holder unless such amendment, waiver, discharge or termination affects this Warrant in an adverse manner different from all other Warrants. Any amendment, waiver, discharge or termination effected in accordance with this Section 12(a) shall be binding upon each holder of the Warrants, each future holder of such Warrants and the Company.

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows:

(i) if to the Holder, to the Holder at the Holder’s address or facsimile number as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address or facsimile number to the Company, then to and at the address or facsimile number of the last holder of this Warrant for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Holder, with a copy to Patrick J. Schultheis, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 701 Fifth Avenue, Suite 5100, Seattle, WA, 98104-7036.

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being deposited with an overnight courier service of recognized standing or (iv) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(e) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g) Waiver of Jury Trial. EACH OF THE HOLDER AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS WARRANT.

(h) California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(i) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(j) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(signature page follows)

The Company and the Holder sign this Amended and Restated Warrant as of the date stated on the first page.

COMPANY:

NANOSTRING TECHNOLOGIES, INC.

By:
Name:
Title:

Address:	530 Fairview Ave N.
Suite 2000
Seattle, WA 98109

AGREED AND ACKNOWLEDGED,

[ ]

By:
Name:
Title:

Address:

Signature Page to Warrant to Purchase Shares of Series D Preferred Stock of NanoString Technologies, Inc.

EXHIBIT A

NOTICE OF EXERCISE

TO:	NANOSTRING TECHNOLOGIES, INC. (the “Company”)

Attention:	President

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

☐	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

☐	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e):

☐	Yes ☐ No

If “Yes,” indicate the applicable condition:

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

A-1

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 11 of the attached warrant are true and correct as of the date hereof.

(7)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

A-2

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	NANOSTRING TECHNOLOGIES, INC.

SECURITIES:	THE WARRANT ISSUED ON [ ] (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

5. Access to Data. The Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Warrant.

A-1-1

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

A-1-2

13. Market Stand-off. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such initial public offering of the Company’s securities, the Investor agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time, not to exceed 180 days (or such other period not to exceed an additional 18 days as may be requested by the Company or such managing underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), from the effective date of such registration as may be requested by the Company or such managing underwriters (provided that all directors, officers, and two percent (2%) or greater stockholders are subject to the same restrictions) and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering . The obligations described in this Section shall apply only if all officers and directors of the Company and all two percent security holders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 5(f) of the Warrant with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-3

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	NANOSTRING TECHNOLOGIES, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF SERIES D PREFERRED STOCK ISSUED ON [ ] (THE “WARRANT”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint                     as attorney to make such transfer on the books of NanoString Technologies, Inc., maintained for the purpose, with full power of substitution in the premises.

(1)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(2)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 11 of the Warrant are true and correct as to Assignee as of the date hereof.

(3)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

1

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address:

2